Exhibit 99.1

John Cummings
Salesforce
Investor Relations
     415-778-4188
jcummings@salesforce.com

Dan Farber
Salesforce
Public Relations
415-589-5563
dan.farber@salesforce.com

Salesforce Announces Fiscal 2017 Fourth Quarter and Full Year Results
Raises FY18 Revenue Guidance to $10.15 Billion to $10.20 Billion

•	Fourth Quarter Revenue of $2.29 Billion, up 27% Year-Over-Year, 28% in Constant Currency

•	Full Year Revenue of $8.39 Billion, up 26% Year-Over-Year, 27% in Constant Currency

•	Fourth Quarter Operating Cash Flow of $706 Million, up 50% Year-Over-Year

•	Full Year Operating Cash Flow of $2.16 Billion, up 29% Year-Over-Year

•	Deferred Revenue of $5.54 Billion, up 29% Year-Over-Year, 29% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $9.0 Billion, up 27% Year-Over-Year

SAN FRANCISCO, Calif. - Feb. 28, 2017 - Salesforce (NYSE: CRM), the world’s #1 CRM company and the Intelligent Customer Success Platform, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2017.

“Salesforce continues to deliver incredible innovation and unprecedented customer success,” said Marc Benioff, chairman and CEO, Salesforce. “We led the industry as the first to bring cloud, social and mobile to CRM, and now with our latest release we are making artificial intelligence available to millions of Salesforce users with Einstein.”

“We drove tremendous execution during the quarter, delivering nearly $2.3 billion in revenue,” said Keith Block, vice chairman, president and COO, Salesforce. “And for fiscal 2018, we expect to deliver more than $10 billion in revenue--reaching that milestone faster than any enterprise software company in history. No other software company of our size and scale is growing at this rate.”

“In addition to our outstanding top-line results, we also delivered our first ever $2 billion year of operating cash flow,” said Mark Hawkins, CFO, Salesforce. “To put these results in perspective, over the last three years, we have doubled our revenue, nearly tripled our free cash flow and improved non-GAAP operating margin by more than 400 basis points.”

Salesforce delivered the following results for its fiscal fourth quarter and full fiscal year 2017:

Revenue: Total Q4 revenue was $2.29 billion, an increase of 27% year-over-year, and 28% in constant currency. Subscription and support revenues were $2.11 billion, an increase of 25% year-over-year. Professional services and other revenues were $183 million, an increase of 45% year-over-year.

Full fiscal year 2017 revenue was $8.39 billion, an increase of 26% year-over-year, and 27% in constant currency. Subscription and support revenues were $7.76 billion, an increase of 25% year-over-year. Professional services and other revenues were $636 million, an increase of 38% year-over-year.

Earnings per Share: Q4 GAAP loss per share was ($0.07), and non-GAAP diluted earnings per share was $0.28. For the full fiscal year 2017, GAAP diluted earnings per share was $0.26, and non-GAAP diluted earnings per share was $1.01.

Cash: Cash generated from operations for the fourth quarter was $706 million, an increase of 50% year-over-year. Cash generated from operations for the full fiscal year 2017 was $2.16 billion, an increase of 29% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $2.21 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2017 was $5.54 billion, an increase of 29% year-over-year, and 29% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the fourth quarter at approximately $9.0 billion, up 27% year-over-year. This includes approximately $450 million related to unbilled deferred revenue from Demandware.

As of February 28, 2017, the company is initiating revenue, earnings per share, and deferred revenue guidance for its first quarter of fiscal year 2018. In addition, the company is raising its full fiscal year 2018 revenue guidance previously provided on November 17, 2016. The company is also initiating earnings per share and operating cash flow guidance for its fiscal year 2018.

Q1 FY18 Guidance: Revenue is projected to be approximately $2.34 billion to $2.35 billion, an increase of 22% to 23% year-over-year.

GAAP loss per share is projected to be ($0.03) to ($0.02), while non-GAAP diluted earnings per share is projected to be $0.25 to $0.26.

On balance sheet deferred revenue growth is projected to be approximately 22% to 23% year-over-year.

Full Year FY18 Guidance: Revenue is projected to be approximately $10.15 billion to $10.20 billion, an increase of 21% to 22% year-over-year.

GAAP diluted earnings per share is projected to be $0.05 to $0.07, while non-GAAP diluted earnings per share is projected to be $1.27 to $1.29.

Operating cash flow growth is projected to be 20% to 21% year-over-year.

The following is a per share reconciliation of GAAP loss per share to non-GAAP diluted earnings per share guidance for Q1 and GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the full year:

	Fiscal 2018
	Q1	FY2018
GAAP (loss) EPS Range*	($0.03) - ($0.02)	$0.05 - $0.07
Plus
Amortization of purchased intangibles	$0.10	$0.39
Stock-based expense	$0.32	$1.32
Amortization of debt discount, net	$0.01	$0.04
Less
Income tax effects and adjustments**	$(0.15)	$(0.53)
Non-GAAP diluted EPS	$0.25 - $0.26	$1.27 - $1.29
Shares used in computing basic net income per share (millions)	707	716
Shares used in computing diluted net income per share (millions)	723	733

* For Q1 GAAP loss per share, basic number of shares used for calculation and expected tax rate of 50%. For FY18 GAAP diluted EPS, diluted number of shares used for calculation and expected tax rate of 64%.
** The Company's non-GAAP tax provision uses a long-term projected tax rate of 34.5%.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 66074654.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Mar. 28, 2017.

About Salesforce
Salesforce, the world’s #1 CRM company and the Intelligent Customer Success Platform, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.
###
"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income (loss), diluted earnings (loss) per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company’s services or the company’s Web hosting; breaches of the company’s security measures; the financial and other impact of any previous and future acquisitions; the nature of the company’s business model, including risks related to government contracts; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s services; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, including the compliance with United States export control laws, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes, term loan, and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and the impact of current and future accounting pronouncements and other financial reporting standards and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
© 2017 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.
###

salesforce.com, inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,				Fiscal Year Ended January 31,
	2017	As a % of Total Revenues	2016	As a % of Total Revenues	2017	As a % of Total Revenues	2016	As a % of Total Revenues
Revenues:
Subscription and support	$2,110,651	92%	$1,682,660	93%	$7,756,205	92%	$6,205,599	93%
Professional services and other	183,337	8	126,738	7	635,779	8	461,617	7
Total revenues	2,293,988	100	1,809,398	100	8,391,984	100	6,667,216	100
Cost of revenues (1)(2):
Subscription and support	448,219	19	318,944	18	1,556,353	19	1,188,967	18
Professional services and other	177,738	8	124,735	7	677,686	8	465,581	7
Total cost of revenues	625,957	27	443,679	25	2,234,039	27	1,654,548	25
Gross profit	1,668,031	73	1,365,719	75	6,157,945	73	5,012,668	75
Operating expenses (1)(2):
Research and development	344,192	15	250,860	14	1,208,127	14	946,300	14
Marketing and sales	1,089,243	48	890,375	49	3,918,027	47	3,239,824	49
General and administrative	257,941	11	203,924	11	967,563	11	748,238	11
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	0	0	0	(36,617)	(1)
Total operating expenses	1,691,376	74	1,345,159	74	6,093,717	72	4,897,745	73
Income (loss) from operations	(23,345)	(1)	20,560	1	64,228	1	114,923	2
Investment income	3,627	0	3,990	0	27,374	0	15,341	0
Interest expense	(24,323)	(1)	(19,465)	(1)	(88,988)	(1)	(72,485)	(1)
Other income (expense) (1)	20,572	1	(9,228)	0	9,072	0	(15,292)	0
Gain on sales of land and building improvements	0	0	0	0	0	0	21,792	0
Gains from acquisitions of strategic investments (3)	0	0	0	0	13,697	0	0	0
Income (loss) before benefit from (provision for) income taxes	(23,469)	(1)	(4,143)	0	25,383	0	64,279	1
Benefit from (provision for) income taxes (4)	(27,971)	(1)	(21,366)	(1)	154,249	2	(111,705)	(2)
Net income (loss)	$(51,440)	(2)%	$(25,509)	(1)%	$179,632	2%	$(47,426)	(1)%
Basic net income (loss) per share	$(0.07)		$(0.04)		$0.26		$(0.07)
Diluted net income (loss) per share	$(0.07)		$(0.04)		$0.26		$(0.07)
Shares used in computing basic net income (loss) per share	700,994		669,025		687,797		661,647
Shares used in computing diluted net income (loss) per share	700,994		669,025		700,217		661,647

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

	Three Months Ended January 31,				Fiscal Year Ended January 31,
	2017	As a % of Total Revenues	2016	As a % of Total Revenues	2017	As a % of Total Revenues	2016	As a % of Total Revenues
Cost of revenues	$43,214	2%	$20,093	1%	$127,676	2%	$80,918	1%
Marketing and sales	31,000	1	19,157	1	97,601	1	77,152	1
Other non-operating expense	564	0	759	0	2,491	0	3,636	0

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended January 31,				Fiscal Year Ended January 31,
	2017	As a % of Total Revenues	2016	As a % of Total Revenues	2017	As a % of Total Revenues	2016	As a % of Total Revenues
Cost of revenues	$30,545	1%	$20,206	1%	$107,457	1%	$69,443	1%
Research and development	63,323	3	32,926	2	187,487	2	129,434	2
Marketing and sales	113,422	5	77,333	4	388,937	5	289,152	4
General and administrative	37,097	2	28,507	2	136,486	2	105,599	2
(3) Represents gains from acquisitions of strategic investments resulting from acquisitions, initiated by the Company, of entities in which the Company previously held an equity interest.
(4) Amounts include a $210.3 million tax benefit recorded during fiscal 2017 as a result of the release of a portion of the valuation allowance related to the Demandware, Inc. acquisition. Of the $210.3 million tax benefit, $4.7 million was recorded during the three months ended January 31, 2017.

salesforce.com, inc.
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	January 31, 2017	January 31, 2016
Assets
Current assets:
Cash and cash equivalents	$1,606,549	$1,158,363
Marketable securities	602,338	1,567,014
Accounts receivable, net	3,196,643	2,496,165
Deferred commissions	311,770	259,187
Prepaid expenses and other current assets	279,527	250,594
Total current assets	5,996,827	5,731,323
Property and equipment, net	1,787,534	1,715,828
Deferred commissions, noncurrent	227,849	189,943
Capitalized software, net (1)	141,671	123,065
Strategic investments	566,953	520,721
Goodwill	7,263,846	3,849,937
Intangible assets acquired through business combinations, net (1)	1,113,374	490,006
Other assets, net (1)	486,869	142,097
Total assets	$17,584,923	$12,762,920
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$1,752,664	$1,349,338
Deferred revenue	5,505,689	4,267,667
Total current liabilities	7,258,353	5,617,005
Deferred revenue, noncurrent	37,113	23,886
Convertible 0.25% senior notes, net	1,116,360	1,088,097
Term loan	497,221	0
Loan assumed on 50 Fremont	198,268	197,998
Revolving credit facility	196,542	0
Other noncurrent liabilities	780,939	833,065
Total liabilities	10,084,796	7,760,051
Stockholders’ equity:
Common stock	708	671
Additional paid-in capital	8,040,170	5,705,386
Accumulated other comprehensive loss	(75,841)	(49,917)
Accumulated deficit	(464,910)	(653,271)
Total stockholders’ equity	7,500,127	5,002,869
Total liabilities and stockholders’ equity	$17,584,923	$12,762,920

(1) Intangible assets acquired through business combinations, net, includes acquired developed technology, customer relationships, trade name and trademark, territory rights and other, and 50 Fremont lease intangibles. Reclasses were made to conform to the current presentation. In prior periods, acquired developed technology was included within Capitalized software, net and customer relationships, trade name and trademark, territory rights and other, and 50 Fremont lease intangibles were included in Other assets, net.

salesforce.com, inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Operating activities:
Net income (loss)	$(51,440)	$(25,509)	$179,632	$(47,426)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	180,766	131,912	632,245	525,750
Amortization of debt discount and transaction costs	9,207	7,177	30,541	27,467
Gain on sales of land and building improvements	0	0	0	(21,792)
Gains from acquisitions of strategic investments	0	0	(13,697)	0
50 Fremont lease termination	0	0	0	(36,617)
Amortization of deferred commissions	101,014	86,306	371,541	319,074
Expenses related to employee stock plans	244,387	158,972	820,367	593,628
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(1,905,275)	(1,435,439)	(628,477)	(582,425)
Deferred commissions	(235,065)	(179,155)	(462,030)	(380,022)
Prepaid expenses and other current assets and other assets	(3,127)	39,191	(28,850)	50,772
Accounts payable, accrued expenses and other liabilities	325,011	241,710	49,953	253,986
Deferred revenue	2,040,668	1,445,043	1,210,973	969,686
Net cash provided by operating activities (1)	706,146	470,208	2,162,198	1,672,081
Investing activities:
Business combinations, net of cash acquired	(360,629)	0	(3,192,739)	(58,680)
Proceeds from land and building improvements held for sale	0	0	0	127,066
Purchase of 50 Fremont land and building	0	0	0	(425,376)
Deposit and withdrawal for purchase of 50 Fremont land and building	0	0	0	115,015
Non-refundable amounts received for sale of land and building	0	0	0	6,284
Strategic investments	9,341	(41,293)	(29,987)	(366,519)
Purchases of marketable securities	(83,550)	(595,845)	(1,070,412)	(1,139,267)
Sales of marketable securities	78,252	86,005	2,005,301	500,264
Maturities of marketable securities	2,713	14,366	67,454	37,811
Capital expenditures	(143,974)	(68,465)	(463,958)	(284,476)
Net cash used in investing activities	(497,847)	(605,232)	(2,684,341)	(1,487,878)
Financing activities:
Proceeds from revolving credit facility, net	748,824	0	748,824	0
Payments on revolving credit facility, net	(550,000)	0	(550,000)	(300,000)
Proceeds from term loan, net	0	0	495,550	0
Proceeds from employee stock plans	85,616	87,652	401,481	455,482
Principal payments on capital lease obligations	(24,397)	(13,486)	(98,157)	(82,330)
Net cash provided by financing activities (1)	260,043	74,166	997,698	73,152
Effect of exchange rate changes	(7,529)	(4,097)	(27,369)	(7,109)
Net increase (decrease) in cash and cash equivalents	460,813	(64,955)	448,186	250,246
Cash and cash equivalents, beginning of period	1,145,736	1,223,318	1,158,363	908,117
Cash and cash equivalents, end of period	$1,606,549	$1,158,363	$1,606,549	$1,158,363
(1) At the start of fiscal 2017, the Company early adopted Accounting Standards Update No. 2016-09, “Improvements to Employee Share-Based Payment Accounting (Topic 718)” (“ASU 2016-09”), which addresses among other items, updates to the presentation and treatment of excess tax benefits related to stock based compensation. Excess tax benefits are no longer classified as a reduction of operating cash flows. The Company has adopted changes to the consolidated statements of cash flows on a retrospective basis. The impact for the three and twelve months ended January 31, 2016 was an increase of $10,798 and $59,496 to net cash provided by operating activities with a correlating decrease of equal amounts to net cash provided by (used in) financing activities, respectively.

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Jan 31, 2017	Oct 31, 2016	Jul 31, 2016	Apr 30, 2016	Jan 31, 2016	Oct 31, 2015
Full Time Equivalent Headcount (1)	25,178	23,939	23,247	21,119	19,742	18,726
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$2,208,887	$1,751,130	$1,719,946	$3,715,452	$2,725,377	$2,301,306
Strategic investments	$566,953	$555,968	$548,258	$520,750	$520,721	$496,809
Deferred revenue, current and noncurrent	$5,542,802	$3,495,133	$3,823,561	$4,006,914	$4,291,553	$2,846,510
Unbilled deferred revenue (2)	$9,000,000	$8,600,000	$8,000,000	$7,600,000	$7,100,000	$6,700,000
Principal due on our outstanding debt obligations (3)	$2,050,000	$1,850,000	$1,850,000	$1,350,000	$1,350,000	$1,350,000

(1)	Full time equivalent headcount includes 1,050 from the July 2016 acquisition of Demandware, Inc.

(2)
Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue. As of January 31, 2017, $450.0 million of the balance presented relates to Demandware, Inc.

(3)
In July 2016, the Company borrowed $500.0 million under a term loan facility to partially fund the acquisition of Demandware, Inc. As of January 31, 2017, the Company had $200.0 million outstanding under its revolving credit facility.

Selected Balance Sheet Accounts (in thousands):

	January 31, 2017	October 31, 2016	January 31, 2016
Prepaid expenses and other current assets
Prepaid income taxes	$26,932	$22,766	$22,044
Other taxes receivable	34,177	25,829	27,341
Prepaid expenses and other current assets	218,418	232,998	201,209
	$279,527	$281,593	$250,594
Property and equipment, net
Land	$183,888	$183,888	$183,888
Buildings and building improvements	621,377	619,419	614,081
Computers, equipment and software	1,440,986	1,390,751	1,281,766
Furniture and fixtures	112,564	101,558	82,242
Leasehold improvements	627,069	586,040	473,688
	2,985,884	2,881,656	2,635,665
Less accumulated depreciation and amortization	(1,198,350)	(1,124,983)	(919,837)
	$1,787,534	$1,756,673	$1,715,828

Intangible assets acquired through business combinations, net (4)	January 31, 2017	October 31, 2016	January 31, 2016
Acquired developed technology	$514,232	$477,616	$232,371
Customer relationships	589,579	609,733	249,897
Trade name and trademark	4,601	4,448	0
Territory rights and other	3,530	4,403	3,787
50 Fremont lease intangibles	1,432	2,120	3,951
	$1,113,374	$1,098,320	$490,006

Other assets, net (4)	January 31, 2017	October 31, 2016	January 31, 2016
Deferred income taxes, noncurrent, net	$28,939	$22,095	$15,986
Long-term deposits	23,597	25,346	19,469
Domain names and patents, net of accumulated amortization	39,213	35,356	40,332
Customer contracts asset	281,733	308,484	93
Other	113,387	110,722	66,217
	$486,869	$502,003	$142,097

Accounts payable, accrued expenses and other liabilities
Accounts payable	$115,257	$140,541	$71,481
Accrued compensation	730,390	558,945	554,502
Non-cash equity liability	68,355	74,570	0
Accrued other liabilities	521,405	498,774	454,287
Accrued income and other taxes payable	239,699	149,133	205,781
Accrued professional costs	38,254	38,331	33,814
Accrued rent	19,710	17,055	14,071
Financing obligation- leased facility, current (5)	19,594	19,492	15,402
	$1,752,664	$1,496,841	$1,349,338
Other Noncurrent liabilities
Deferred income taxes and income taxes payable	$99,378	$93,454	$85,996
Financing obligation, building - leased facility (5)	200,711	201,283	196,711
Long-term lease liabilities and other	480,850	490,550	550,358
	$780,939	$785,287	$833,065

(4)
As of January 31, 2017, Intangible assets acquired through business combinations, net, includes customer relationships, trade name and trademark, territory rights and other, and 50 Fremont lease intangibles. In prior periods, customer relationships, trade name and trademark, territory rights and other, and 50 Fremont lease intangibles were included in Other assets, net

(5)	As of January 31, 2016, 350 Mission was in construction. In March 2016, construction was completed on the building.

Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Sales Cloud	$804.9	$708.9	$3,060.6	$2,699.0
Service Cloud	615.3	495.3	2,320.7	1,817.8
Salesforce Platform and Other	391.7	294.5	1,441.6	1,034.7
Marketing Cloud (1)	298.8	184.0	933.3	654.1
	$2,110.7	$1,682.7	$7,756.2	$6,205.6
(1) Marketing Cloud includes subscription and support revenue generated from Demandware, Inc., which the Company acquired in July 2016.

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Total revenues by geography (in thousands):
Americas	$1,718,197	$1,335,304	$6,224,971	$4,910,745
Europe	360,876	314,395	1,373,547	1,162,808
Asia Pacific	214,915	159,699	793,466	593,663
	$2,293,988	$1,809,398	$8,391,984	$6,667,216
As a percentage of total revenues:
Total revenues by geography:
Americas	75%	74%	74%	74%
Europe	16	17	16	17
Asia Pacific	9	9	10	9
	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended January 31, 2017 compared to Three Months Ended January 31, 2016	Three Months Ended October 31, 2016 compared to Three Months Ended October 31, 2015	Three Months Ended January 31, 2016 compared to Three Months Ended January 31, 2015
Americas	29%	27%	27%
Europe	26%	27%	32%
Asia Pacific	30%	29%	26%
Total growth	28%	27%	27%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	January 31, 2017 compared to January 31, 2016	October 31, 2016 compared to October 31, 2015	January 31, 2016 compared to January 31, 2015
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	29%	25%	31%

We present constant currency information for deferred revenue, current and noncurrent to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental Diluted Share Count Information
(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Weighted-average shares outstanding for basic earnings per share	700,994	669,025	687,797	661,647
Effect of dilutive securities (1):
Convertible senior notes (2)	1,642	2,314	1,906	1,302
Employee stock awards	8,567	11,626	10,514	13,881
Adjusted weighted-average shares outstanding and assumed conversions for Non-GAAP diluted earnings per share	711,203	682,965	700,217	676,830

(1)
The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months ended January 31, 2017 and three and twelve months ended January 31, 2016 because the effect would have been anti-dilutive.

(2)	The 0.25% senior notes were not convertible, however there is a dilutive effect for shares outstanding for all periods presented.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Operating cash flow
GAAP net cash provided by operating activities	$706,146	$470,208	$2,162,198	$1,672,081
Less:
Capital expenditures	(143,974)	(68,465)	(463,958)	(284,476)
Free cash flow	$562,172	$401,743	$1,698,240	$1,387,605
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and construction costs related to building - leased facilities.
Comprehensive Income (Loss)
(in thousands)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Net income (loss)	$(51,440)	$(25,509)	$179,632	$(47,426)
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other losses	(14,547)	(8,197)	(43,070)	(16,616)
Unrealized gains (losses) on investments	(6,461)	(9,530)	14,500	(9,193)
Other comprehensive loss, before tax	(21,008)	(17,727)	(28,570)	(25,809)
Tax effect	8,110	1,135	2,646	0
Other comprehensive loss, net of tax	(12,898)	(16,592)	(25,924)	(25,809)
Comprehensive income (loss)	$(64,338)	$(42,101)	$153,708	$(73,235)

salesforce.com, inc.
GAAP Results Reconciled to Non-GAAP Results
The following table reflects selected GAAP results reconciled to non-GAAP results
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Non-GAAP gross profit
GAAP gross profit	$1,668,031	$1,365,719	$6,157,945	$5,012,668
Plus:
Amortization of purchased intangibles (a)	43,214	20,093	127,676	80,918
Stock-based expense (b)	30,545	20,206	107,457	69,443
Non-GAAP gross profit	$1,741,790	$1,406,018	$6,393,078	$5,163,029
Non-GAAP operating expenses
GAAP operating expenses	$1,691,376	$1,345,159	$6,093,717	$4,897,745
Less:
Amortization of purchased intangibles (a)	(31,000)	(19,157)	(97,601)	(77,152)
Stock-based expense (b)	(213,842)	(138,766)	(712,910)	(524,185)
Plus:
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	36,617
Non-GAAP operating expenses	$1,446,534	$1,187,236	$5,283,206	$4,333,025
Non-GAAP income from operations
GAAP income (loss) from operations	$(23,345)	$20,560	$64,228	$114,923
Plus:
Amortization of purchased intangibles (a)	74,214	39,250	225,277	158,070
Stock-based expense (b)	244,387	158,972	820,367	593,628
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	0	(36,617)
Non-GAAP income from operations	$295,256	$218,782	$1,109,872	$830,004
Non-GAAP non-operating income (loss) (c)
GAAP non-operating loss	$(124)	$(24,703)	$(38,845)	$(50,644)
Plus:
Amortization of debt discount, net	6,344	6,188	25,137	24,504
Amortization of acquired lease intangible	564	759	2,491	3,636
Less:
Gain on sales of land and building improvements	0	0	0	(21,792)
Gains from acquisitions of strategic investments	0	0	(13,697)	0
Non-GAAP non-operating income (loss)	$6,784	$(17,756)	$(24,914)	$(44,296)
Non-GAAP net income
GAAP net income (loss)	$(51,440)	$(25,509)	$179,632	$(47,426)
Plus:
Amortization of purchased intangibles (a)	74,214	39,250	225,277	158,070
Amortization of acquired lease intangible	564	759	2,491	3,636
Stock-based expense (b)	244,387	158,972	820,367	593,628
Amortization of debt discount, net	6,344	6,188	25,137	24,504
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0	0	0	(36,617)
Gain on sales of land and building improvements	0	0	0	(21,792)
Gains from acquisitions of strategic investments	0	0	(13,697)	0
Income tax effects and adjustments	(77,743)	(49,998)	(533,984)	(167,221)
Non-GAAP net income	$196,326	$129,662	$705,223	$506,782

Three Months Ended January 31,		Fiscal Year Ended January 31,
2017	2016	2017	2016

Non-GAAP diluted earnings per share
GAAP diluted income (loss) per share (d)	$(0.07)	$(0.04)	$0.26	$(0.07)
Plus:
Amortization of purchased intangibles	0.10	0.06	0.32	0.23
Amortization of acquired lease intangible	0.00	0.00	0.00	0.01
Stock-based expense	0.34	0.23	1.17	0.88
Amortization of debt discount, net	0.01	0.01	0.04	0.04
Less:
Operating lease termination resulting from purchase of 50 Fremont, net	0.00	0.00	0.00	(0.05)
Gain on sales of land and building improvements	0.00	0.00	0.00	(0.03)
Gains from acquisitions of strategic investments	0.00	0.00	(0.02)	0.00
Income tax effects and adjustments	(0.10)	(0.07)	(0.76)	(0.26)
Non-GAAP diluted earnings per share	$0.28	$0.19	$1.01	$0.75
Shares used in computing diluted net income per share	711,203	682,965	700,217	676,830

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Cost of revenues	$43,214	$20,093	$127,676	$80,918
Marketing and sales	31,000	19,157	97,601	77,152
	$74,214	$39,250	$225,277	$158,070

b)	Stock-based expense was as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Cost of revenues	$30,545	$20,206	$107,457	$69,443
Research and development	63,323	32,926	187,487	129,434
Marketing and sales	113,422	77,333	388,937	289,152
General and administrative	37,097	28,507	136,486	105,599
	$244,387	$158,972	$820,367	$593,628

c)	GAAP non-operating income (loss) consists of investment income, interest expense, other expense and gains from acquisitions of strategic investments.

d)	Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.
Computation of Basic and Diluted GAAP and Non-GAAP Net Income (Loss) Per Share
(in thousands, except per share data)
(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
GAAP basic net income (loss) per share
Net income (loss)	$(51,440)	$(25,509)	$179,632	$(47,426)
Basic net income (loss) per share	$(0.07)	$(0.04)	$0.26	$(0.07)
Shares used in computing basic net income (loss) per share	700,994	669,025	687,797	661,647
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Non-GAAP basic net income per share
Non-GAAP net income	$196,326	$129,662	$705,223	$506,782
Basic Non-GAAP net income per share	$0.28	$0.19	$1.03	$0.77
Shares used in computing basic net income per share	700,994	669,025	687,797	661,647
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
GAAP diluted net income (loss) per share
Net income (loss)	$(51,440)	$(25,509)	$179,632	$(47,426)
Diluted net income (loss) per share	$(0.07)	$(0.04)	$0.26	$(0.07)
Shares used in computing diluted net loss per share	700,994	669,025	700,217	661,647
	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2017	2016	2017	2016
Non-GAAP diluted net income per share
Non-GAAP net income	$196,326	$129,662	$705,223	$506,782
Diluted Non-GAAP net income per share	$0.28	$0.19	$1.01	$0.75
Shares used in computing diluted net income per share	711,203	682,965	700,217	676,830

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP free cash flow, and constant currency revenue and constant currency deferred revenue growth rates (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items on the company’s operating performance and to enable investors to evaluate the company’s results in the same way management does. These non-cash or non-recurring items generally consist of one-time items resulting from strategic decisions that affect multiple periods or periods unrelated to when the actual items were incurred. Management believes that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on sales of land and building improvements, gains/losses on company-initiated acquisitions of entities in which the company held an equity investment, and termination of office leases, as well as income tax adjustments. These items are excluded because the decisions which gave rise to these items were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods.

Specifically, management is excluding the following items from its non-GAAP earnings per share for Q4 and its non-GAAP estimates for Q1 and FY18:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes is 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Gains on Acquisitions of Strategic Investments: The company views gains on sales of its strategic investments resulting from acquisitions initiated by the company in which an equity interest was previously held as discrete events and not indicative of operational performance during any particular period.

•
Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, amortization of acquired leases, amortization of debt discount, gains/losses on the sales of land and building improvements, gains on sales of strategic investments, and termination of office leases. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the Company’s tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The Company re-evaluates this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. The non-GAAP tax rate for fiscal 2017 was 35.0 percent. The non-GAAP tax rate for fiscal 2018 is 34.5 percent.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building - leased facilities.